Exhibit 10.77

CARNIVAL CORPORATION

EXECUTIVE RESTRICTED STOCK AGREEMENT

THIS AGREEMENT (the “Agreement”), is made effective as of ______, ____, (hereinafter the “Grant Date”) between Carnival Corporation, a corporation organized under the laws of the Republic of Panama (the “Company”), and ________________ (the “Executive”), pursuant to the amended and restated Carnival Corporation 2002 Stock Plan (the “Plan”) and that certain Executive Long-Term Compensation Agreement effective as of January 15, 2008 between the Company and Executive (the “LTCA”).

R E C I T A L S:

WHEREAS, the Company has adopted the amended and restated Carnival Corporation 2002 Stock Plan pursuant to which awards of restricted Shares may be granted; and

WHEREAS, the Company desires to grant Executive an award of restricted Shares pursuant to the terms of this Agreement, the LTCA and the Plan.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.	Grant of Restricted Stock.

Subject to the terms and conditions set forth in the Plan, the LTCA and in this Agreement, the Company hereby grants to Executive a Restricted Stock Award consisting of ____ Shares (the “Restricted Stock”). The Restricted Stock is subject to the restrictions described herein, including forfeiture under the circumstances described in Section 5 hereof (the “Restrictions”). The Restrictions shall lapse and the Restricted Stock shall become nonforfeitable in accordance with Section 3 and Section 5 hereof.

2.	Incorporation by Reference, Etc.

The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the LTCA and the Plan. Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The terms of the LTCA shall control in the event of a conflict with the provisions of this Agreement or the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon Executive and his legal representative in respect of any questions arising under the Plan or this Agreement.

3.	Lapse of Restriction.

Except as otherwise provided in Section 5 hereof, and contingent upon Executive’s continued employment with the Company, the Restrictions with respect to the Restricted Stock shall lapse on the third anniversary of the Grant Date. Notwithstanding the foregoing, the Committee shall have the authority to remove the Restrictions on the Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the Grant Date, such action is appropriate.

Any shares of Restricted Stock for which the Restrictions have lapsed or been removed shall be referred to hereunder as “released Restricted Stock.”

4.	Certificates.

Certificates evidencing the Restricted Stock shall be issued by the Company and shall be registered in Executive 's name on the stock transfer books of the Company promptly after the date hereof. Subject to Section 6 hereof, the certificates evidencing the Restricted Stock shall remain in the physical custody of Executive or Executive’s legal representative at all times prior to the date such Restricted Stock becomes released Restricted Stock.

5.	Effect of Termination of Employment.

Notwithstanding anything herein to the contrary, all unreleased Restricted Stock issued hereunder shall be forfeited upon the occurrence of any event set forth in Section 3 of Executive’s LTCA. In addition, in the event the Executive terminates by reason of death or Disability, the Restrictions on the Restricted Stock shall lapse on the date of Executive’s death or Disability and the Restricted Stock shall become Released Restricted Stock.

6.	Rights as a Shareholder.

Executive shall be the record owner of the Restricted Stock unless and until such shares are forfeited pursuant to Section 3 or 5 hereof, and as record owner shall be entitled to all rights of a common shareholder of the Company; provided that the Restricted Stock shall be subject to the limitations on transfer and encumbrance set forth in this Agreement. As soon as practicable following the lapse or removal of Restrictions on any Restricted Stock, Executive shall return the certificate representing such released Restricted Stock to the company and the Company shall deliver to Executive or Executive’s legal representative a replacement certificate for such released Restricted Stock with the restrictive legend removed. In the event the Restricted Stock is forfeited pursuant to Section 5 hereof, Executive shall immediately return the certificate evidencing such forfeited unreleased Restricted Stock to the Company and Executive's name shall be removed from the stock transfer books of the Company.

7.	Restrictive Legend.

All certificates representing Restricted Stock shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE CARNIVAL CORPORATION 2002 STOCK PLAN, AS AMENDED FROM TIME TO TIME, AND A RESTRICTED STOCK AGREEMENT, DATED AS OF _______, BETWEEN CARNIVAL CORPORATION AND ___________. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE AT THE OFFICES OF CARNIVAL CORPORATION.

8.	Transferability.

The Restricted Stock may not, at any time prior to becoming released Restricted Stock, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Executive, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided, that, the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. Notwithstanding the foregoing, unreleased Restricted Stock may be transferred by the Executive, without consideration, to a Permitted Transferee in accordance with Section 9(h) of the Plan.

9.	Withholding; Section 83(b) Election.

Executive agrees to make appropriate arrangements with the Company for satisfaction of any applicable federal, state or local income tax withholding requirements or like requirements, including the payment to the Company upon the lapse or removal of Restrictions on any Restricted Stock (or such later or earlier date as may be applicable under Section 83 of the Code), or other settlement in respect of, the Restricted Stock of all such taxes and requirements and the Company shall be authorized to take such action as it deems necessary (including, without limitation, requiring the Executive to return the released Restricted Stock to the Company and/or withholding amounts from any compensation or other amount owing from the Company or its Affiliates to Executive) to satisfy all obligations for the payment of such taxes. Executive may make an election pursuant to Section 83(b) of the Code in respect of the Restricted Stock and, if he does so, he shall timely notify the Company of such election and send the Company a copy thereof. Executive shall be solely responsible for properly and timely completing and filing any such election.

10.	Miscellaneous.

(a)        Notices. Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed as follows:

If to Executive:	To the address specified in the Company’s records.
If to the Company to:	Carnival Corporation
3655 N.W. 87th Avenue
Miami, Florida 33178-2428
Attn.: General Counsel

(b)        No Right to Continued Employment. Nothing in the Plan or in this Agreement shall confer upon Executive any right to continue in the employ of the Company or shall interfere with or restrict in any way the right of the Company, which are hereby expressly reserved, to remove, terminate or discharge Executive at any time for any reason whatsoever, with or without, Cause.

(c)        Bound by Plan. By signing this Agreement, Executive acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(d)        Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and on Executive and the beneficiaries, executors, administrators, heirs and successors of Executive.

(e)        Invalid Provision. The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

(f)         Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(g)        Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

(h)        Governing Law. This Agreement and the rights of Executive hereunder shall be construed and determined in accordance with the laws of the State of Florida.

(i)         Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(j)         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

CARNIVAL CORPORATION

By:	_______________________________

ACCEPTED AND AGREED THIS _____

DAY OF _____________.

_____________________________

Executive

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